Pricing Supplement No. 2 Dated December 4, 1997         Filed Pursuant to:
                               ----------------         Rule 424(b)(3)
(To Prospectus dated October 8, 1997 and                File No.: 333-36587
Prospectus Supplement dated October 28, 1997)

                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES H

Date of Issue: 12/9/97  [X] Fixed Rate     [_] Commercial Paper Rate Note    [_] LIBOR Reuters
               -------- [X] Senior         [_] Federal Funds Rate Note       [_] LIBOR Telerate
Maturity Date: 11/1/01  [_] Subordinated   [_] CD Rate Note                  [_] Prime Rate Note
               --------                    [_] CMT Rate Note                 [_] Treasury Rate Note
                                           [_] LIBOR Note

Principal Amount:  $50,000,000.00
                 ---------------------------------------------------------------

Issue Price (As a Percentage of Principal Amount):  100%
                                                  ------------------------------

Interest Rate/Initial Interest Rate:  6.30%
                                    --------------------------------------------

Interest Payment Dates:  May 1 and November 1 of each year
                        -------------------------------------------------------

Interest Reset Dates:  None
                      ---------------------------------------------------------

Index Maturity:  None
               -----------------------------------------------------------------

Designated CMT Maturity Index:  None
                              --------------------------------------------------

Spread:  None
       -------------------------------------------------------------------------

Spread Multiplier:  None
                  --------------------------------------------------------------

Minimum Interest Rate:  None
                      ----------------------------------------------------------

Maximum Interest Rate:  None
                      ----------------------------------------------------------

Interest Payment Period:  None
                        ------------------------------------------------------

Interest Rate Reset Period:  None
                           ---------------------------------------------------

Redemption Date(s) or Period:  None
                             ---------------------------------------------------

Optional Repayment Date(s):  None
                           -----------------------------------------------------

Calculation Agent (If Applicable):  None
                                  ----------------------------------------------

Additional Terms:

This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.